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                                                               Exhibit 10(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 of Separate Account VA-1 of The American Franklin Life Insurance Company, as depositor, of our report dated February 1, 1995, on our audit of the statements of operations, shareholder's equity and cash flows of The American Franklin Life Insurance Company for the year ended December 31, 1994.

     We also consent to the references to our firm under the caption "Experts" in the Statement of Additional Information constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 of Separate Account VA-1 of The American Franklin Life Insurance Company.



                              /s/ Coopers & Lybrand L.L.P.


                              COOPERS & LYBRAND L.L.P.

Chicago, Illinois
April 28, 1997